SPARTECH CORPORATION

                                     BY-LAWS

                    Amended and Restated As of June 11, 1998
                            Amended September 7, 2000
                            Amended December 6, 2000
                              Amended June 5, 2003
                            Amended September 1, 2004

           ___________________________________________________________



                                    ARTICLE I
                                     Offices

    Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                            Meetings of Stockholders

    Section 1. All meetings of the stockholders shall be held in St. Louis County, Missouri at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or the officer calling the meeting and stated in the notice of the meeting.

    Section 2. Annual meetings of stockholders shall be held on the second Wednesday of March if not a legal holiday, and if a legal holiday, then on the next Business Day following, at 10:00 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. "Business Day" means any day on which the banks in New York City are not authorized or required to remain closed and on which the New York Stock Exchange is not closed.

    Section 3. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or the secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    Section 5. Written notice of every meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

    Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

    Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action of such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the total number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


                                   ARTICLE III
                                    Directors

                      Number, Qualification, Term of Office

    Section 1. The number of directors shall not be less than four nor more than 15, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire Board. No decrease in the number of directors shall shorten the term of any incumbent director.

    The directors shall be divided into three classes: Class A, Class B and Class C. Such classes shall be as nearly equal in number as possible. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

    The Board may, by the vote of a majority of the entire Board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.

    Notwithstanding the foregoing, whenever the holders of any preferred stock issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors at the annual meeting of stockholders, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and at such meeting the holder of such preferred stock shall be entitled, as a class or otherwise, to elect such additional directors. Any directors so elected shall hold office until the next annual meeting of stockholders or until their rights to hold such office terminate pursuant to the provisions of such preferred stock, whichever is earlier. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

                              Removal of Directors

    Section 2. Directors of the Corporation may be removed solely in accordance with the provisions of Article FOURTEENTH of the Certificate of Incorporation.

                                    Vacancies

    Section 3. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these By-laws, until the expiration of the term of the class to which he has been chosen and until his successor shall be duly elected and qualified.

                                     Powers

    Section 4. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                       Meetings of the Board of Directors

    Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

    Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as may be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. [Amended September 7, 2000]

    Section 7. Additional regular or special meetings of the Board of Directors may be called by the chief executive officer. A special meeting of the Board of Directors shall be called by either the chief executive officer or secretary upon the written request of any two directors. [Added December 6, 2000]

    Section 8. Notice of any meeting of the Board of Directors shall be given to all directors, in the manner provided in Article IV, not less than 72 hours prior to such meeting in the case of a physical meeting, or not less than 24 hours prior to such meeting in the case of a telephonic meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. [Amended December 6, 2000]

    Section 9. Any director may participate in any meeting of the Board, or of any committee of which the director is a member, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting in such manner shall constitute presence in person at the meeting. [Added December 6, 2000]

    Section 10. At all meetings of the Board, a majority of the membership of the whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation, or as otherwise provided in this Article. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 11. Any transaction requiring a vote by the Board of Directors must not only satisfy the requirements as set forth in this Article, but also must satisfy any and all requirements contained in the certificate of incorporation of the corporation and all statutory requirements.

                         Board Action Without A Meeting

    Section 12. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committees.

                             Committees of Directors

    Section 13. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            Compensation of Directors

    Section 15. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            Independence of Directors

    Section 16. In determining the number of directors to constitute the Board of Directors of the corporation, and in selecting nominees for election to the Board of Directors, the Board of Directors or the committee thereof making such determination or selection shall ensure that a majority of the Board of Directors will be comprised of directors who are "independent" as defined from time to time in the rules and regulations of the United States Securities and Exchange Commission and any national securities exchange on which the securities of the corporation are listed. In addition, in selecting nominees for election to the Board of Directors, the Board of Directors or the committee thereof making such determination or selection shall ensure that immediately after such election the Board of Directors shall include no more than two directors who are not independent under the preceding definition; however, no director shall be required to resign from the Board of Directors in order to satisfy the limitation in this sentence. [Added June 5, 2003; Amended September 1, 2004]

    Section 17. The Board of Directors shall schedule regular executive sessions, at which times the non-management directors shall meet without the presence of the corporation's management. If there are any non-management directors who are not "independent" as defined under the preceding section of these Bylaws, the Board of Directors shall at least once a year schedule an executive session including only independent directors. For the purposes of this Bylaw, "non-management" directors means directors who are not "officers" (as defined in Rule 16a-1(f) or a successor rule of the United States Securities and Exchange Commission) of the corporation. The presiding director at such executive sessions shall be, in the following order of precedence:

        First, the Chairman of the Board of Directors, if a non-management director;
        Second, the director, if any, who shall have been formally designated by the Board of Directors as "Lead Director" or "Presiding Director;"
        Third, the Chairman of the Governance Committee;
        Fourth, the Chairman of the Audit Committee;
        Fifth, such other non-management director as shall be chosen by the directors present at the executive session.

[Added June 5, 2003; Amended September 1, 2004]


                                   ARTICLE IV
                                     Notice

    Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless expressly stated, but such notice may be given in writing, by mail, addressed to such stockholder at his address as it appears on the records of the corporation, with postage hereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

    Notices to directors may be given by telephone or facsimile transmission. Notice by telephone shall be deemed to be given when the call is either received personally by the director or received in the director's personal mailbox in a voice mail system at a number furnished by the director for such purpose.

    Notice by facsimile transmission shall be deemed to be given upon confirmation by the sending machine of a completed transmission to a number furnished by the director for such purpose; provided that if the receiving location is at a place other than the director's residence and is either sent on a Saturday, Sunday or federal holiday or confirmed after 5:00 p.m. local time at the place of receipt it shall be deemed to be given on the next business day.

    Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where the person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so objects at the beginning of the meeting.


                                    ARTICLE V
                                    Officers

    Section 1. The executive officers of the corporation shall be elected by the Board of Directors and shall be a chairman of the board (who shall also be a director of the corporation), a president, one or more vice presidents (who may be designated as executive or senior vice presidents or given such additional designations as the Board may determine), a chief financial officer, however titled, a principal accounting officer, however titled, and a secretary. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide. [Amended September 7, 2000]

    Section 2. The Board of Directors shall elect the executive officers annually, but vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. [Amended September 7, 2000]

    Section 3. The salaries of all executive officers of the corporation shall be fixed by the Board of Directors. [Amended September 7, 2000]

    Section 4. The Board of Directors may appoint or authorize the president to appoint other officers and agents with such powers and duties as the Board of Directors or the president shall determine. [Amended September 7, 2000]

    Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. [Amended September 7, 2000]

    Section 6. The officers of the corporation shall each have the following powers and duties generally pertaining to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of
Directors:

        a. CHAIRMAN OF THE BOARD (AND VICE CHAIRMAN OF THE BOARD). The chairman of the board shall preside at all meetings of the Board of Directors. In the absence of the chairman of the board or in the event of his inability or refusal to act, the vice chairman of the board (if any) shall exercise the powers and perform the duties of the chairman of the board.

        b. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders; shall have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and in general shall have all powers and authority and perform all duties as are usually vested in the president and chief executive officer of a corporation, as well as such other powers, authority and duties as may be prescribed by the Board of Directors from time to time. In the absence of the chairman of the board and the vice chairman of the board or in the event of their inability or refusal to act, the president shall exercise the powers and perform the duties of the chairman of the board. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law or these By-laws to be otherwise signed and executed.

        c. EXECUTIVE VICE PRESIDENT. The executive vice presidents shall have such powers, authority and duties as may be prescribed by the Board of Directors or the president from time to time.

        In the absence of the president or his inability or refusal to act, the executive vice president shall exercise the powers and perform the duties of the president. The executive vice president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law or these By-laws to be otherwise signed and executed.

        If there is more than one executive vice president, the executive vice presidents shall have such authority in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election).

        [Amended September 7, 2000]

        d. OTHER VICE PRESIDENTS. The other vice presidents, if any, shall each possess powers and perform such duties, in addition to those prescribed in these By-laws, as the Board of Directors and/or the president may from time to time determine, and each shall have supervision over such department or division of the corporation's business as the chairman of the board or the president may from time to time assign to him. In the absence of the executive vice presidents or in the event of their inability or refusal to act, the senior vice presidents, and after them the other vice presidents, if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election) shall exercise the powers and perform the duties of the executive vice presidents. [Amended September 7, 2000]

        e. SECRETARY AND ASSISTANT SECRETARY. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chief executive officer, the chairman of the board, the vice chairman of the board, or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing of his signature.

        The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. [Amended September 7, 2000]

        f. CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURER. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. [Amended September 7, 2000]

        He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, chairman of the board, vice chairman of the board, and president, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions in his office and of the financial condition of the corporation.

        If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or the order in which their names appear in the minutes of the meeting or written consent documenting their election), shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. [Amended September 7, 2000]


                                   ARTICLE VI
                              Certificates of Stock

    Section 1. Every holder of stock in the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation, signed by, or in the name of the corporation by, (1) the chairman or vice chairman of the Board of Directors, the president or a vice president, and (2) the treasurer or vice president-finance, the secretary, an assistant treasurer or an assistant secretary.

    If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

                                Lost Certificates

    Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               Transfers of Stock

    Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

                               Fixing Record Date

    Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock of for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             Registered Stockholders

    Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII
                               General Provisions

                                    Dividends

    Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

    Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                Annual Statement

    Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     Checks

    Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

    Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      Seal

    Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII
                                   Amendments

    Sections 1, 2 and 3 of Article III and this Article VIII of the By-laws may not be amended, modified or rescinded except by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for such purpose as one class, and, in addition, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for such purpose as one class, which are not beneficially owned, directly or indirectly, by any corporation, person or other entity which is the beneficial owner (as defined in Article THIRTEENTH of the Certificate of Incorporation), directly or indirectly, of 10 percent or more of the outstanding shares of such capital stock, considered for such purpose as one class. To the extent not inconsistent with the foregoing, all other provisions of the By-laws may be amended, modified and rescinded and new By-laws may be adopted, (i) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, or (ii) by the Board of Directors; provided, that any By-law adopted, amended or modified by the Board of Directors may be amended, modified or rescinded by the vote of the stockholders prescribed in clause (i) above.